Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Bright Health Group, Inc. of our report dated March 17, 2021, relating to the consolidated financial statements of Bright Health Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

May 19, 2021